Exhibit 99.1

NEWS RELEASE

55 Nod Road
Avon, CT 06001
www.MagellanHealth.com

For Immediate Release

	Investor Contact:	Melissa Rose
877-645-6464

	Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES COMPLETES ACQUISITION
OF ICORE HEALTHCARE, LLC

AVON, Conn. – July 31, 2006 – Magellan Health Services, Inc. (Nasdaq:MGLN) today announced that it has completed its acquisition of ICORE Healthcare, LLC, a privately held specialty pharmaceutical management firm. The Company paid a base price of $210 million in cash and restricted stock for ICORE, which becomes a wholly owned subsidiary of Magellan. The terms of the companies’ agreement also include potential earn-out payments totaling $75 million, based on achieving certain earnings targets in 2007 and 2008.

Steven J. Shulman, chairman and chief executive officer of Magellan, said, “Our acquisition of ICORE marks our entry into the fast-growing specialty pharmaceutical arena and our third health care management line of business. With ICORE’s proven team and comprehensive, successful and differentiated business model, our shared commitment to clinical excellence, and Magellan’s strengths in information technology and operations, we expect to further develop ICORE’s capabilities and product offerings for purchasers and the members they serve.”

“With capabilities in behavioral health, radiology benefits management and now specialty pharmaceuticals, along with our financial and technical resources, track record of excellent service and management skill in specialty health care, Magellan is well-positioned to leverage customer relationships across our three lines of business in support of the our strategic objectives,” Shulman noted.

Specialty pharmaceuticals are high-cost drugs used to treat chronic diseases. Although used by less than one percent of the patient population, these drugs represent approximately 20 percent of total drug costs. ICORE works with health plans to manage specialty drugs used in the treatment of cancer, multiple sclerosis, hemophilia, infertility, rheumatoid arthritis, chronic forms of hepatitis and other diseases. ICORE contracts with 36 health plans with members in commercial, Medicare and Medicaid programs.

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is the country’s leading diversified specialty health care management organization. Its customers include health plans, corporations and government agencies.

Cautionary Statement:  Certain of the statements made in this press release including, without limitation, statements regarding development of customer relationships across the Company’s three lines of business, development of ICORE’s capabilities and product offerings, and other matters constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995. These forward-looking

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statements are based on management’s current expectations and are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements, including (among others) risk concerning the possible election of certain of the Company’s health plan customers to manage the behavioral health care services of their members directly; competition; renegotiation of rates paid to and/or by the Company by customers and/or to providers; higher utilization of treatment services by risk members; delays, higher costs or inability to implement the Company’s initiatives; the impact of changes in the contracting model for Medicaid contracts relating to managed health care services; termination or non-renewal of contracts by customers; the impact of new or amended laws or regulations; governmental inquiries and/or litigation; the impact of increased competition on the Company’s ability to maintain or obtain contracts; the impact of increased competition on rates paid to or by the Company; and other factors. Any forward-looking statements made in this document are qualified in their entirety by the more complete discussion of risks set forth in the section entitled “Risk Factors” in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission (“SEC”) on March 8, 2006,  and the Company’s Form 10-Q for the period ended June 30, 2006, filed with the SEC on July 28, 2006, and posted on the Company’s Web site.

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